                                                                EXHIBIT (10)(ii)

                                                   DATED AS OF NOVEMBER 10, 1994



                           MERRILL LYNCH & CO., INC.
                           -------------------------

                              AMENDED AND RESTATED
                              --------------------

                      1994 DEFERRED COMPENSATION AGREEMENT
                      ------------------------------------

                    FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES
                    ----------------------------------------

                           MERRILL LYNCH & CO., INC.
                              AMENDED AND RESTATED
                      1994 DEFERRED COMPENSATION AGREEMENT
                    FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----

RECITALS.......................................................................     1
  I.          GENERAL..........................................................     1
   1.1        Purpose and Intent...............................................     1
   1.2        Definitions......................................................     1
 II.          ELIGIBILITY......................................................     4
   2.1        Eligible Employees...............................................     4
    (a)       General Rule.....................................................     4
    (b)       Individuals First Employed During Election Year or Agreement Year     4
    (c)       Wages Subject to Legal Process...................................     4
III.          DEFERRAL ELECTIONS; ACCOUNTS.....................................     5
   3.1        Deferral Elections...............................................     5
    (a)       Timing and Manner of Making of Elections.........................     5
    (b)       Irrevocability of Deferral Election..............................     5
    (c)       Application of Election..........................................     5
   3.2        Crediting to Accounts............................................     5
   3.3        Minimum Requirements for Deferral................................     5
    (a)       Minimum Requirements.............................................     5
    (b)       Failure to Meet Requirements.....................................     6
   3.4        Benchmark Return Options; Adjustment of Accounts.................     6
    (a)       Selection of Benchmark Return Options............................     6
    (b)       Adjustment of Accounts...........................................     6
    (c)       Annual Charge....................................................     7
   3.5        Rescission of Deferral Election..................................     7
    (a)       Prior to December 1, 1994........................................     7
    (b)       Adverse Tax Determination........................................     7
    (c)       Rescission For Amounts Not Yet Earned............................     8
 IV.          STATUS OF DEFERRED AMOUNTS AND ACCOUNT...........................     8
   4.1        No Trust or Fund Created; General Creditor Status................     8
   4.2        Non-Assignability................................................     8
   4.3        Effect of Deferral on Benefits Under Pension and
              Welfare Benefit Plans............................................     8
  V.          PAYMENT OF ACCOUNT...............................................     8
   5.1        Payment Date.....................................................     8
   5.2        Termination of Employment........................................     9
    (a)       Death or Retirement..............................................     9
    (b)       Other Termination of Employment..................................     9
    (c)       Leave of Absence, Transfer or Disability.........................     9
    (d)       Discretion to Alter Payment Date.................................     9

                                      -i-

                                                               PAGE
                                                               ----

   5.3            Withholding of Taxes.......................     9
   5.4            Beneficiary ...............................     9
       (a)        Designation of Beneficiary.................     9
       (b)        Change in Beneficiary......................    10
       (c)        Default Beneficiary........................    10
       (d)        If the Beneficiary Dies During Payment.....    10
   5.5            Hardship Distributions.....................    10
 VI.              ADMINISTRATION OF THE AGREEMENT............    11
   6.1            Powers of the Administrator................    11
   6.2            Payments on Behalf of an Incompetent.......    11
   6.3            Corporate Books and Records Controlling....    11
VII.              MISCELLANEOUS PROVISIONS...................    11
   7.1            Litigation.................................    11
   7.2            Headings Are Not Controlling...............    11
   7.3            Governing Law..............................    12
   7.4            Amendment and Termination..................    12
   7.5            Agreement Binding on Successors and Assigns    12
   7.6            Invalidity of Provisions...................    12


                           MERRILL LYNCH & CO., INC.

                              AMENDED AND RESTATED
                      1994 DEFERRED COMPENSATION AGREEMENT
                    FOR A SELECT GROUP OF ELIGIBLE EMPLOYEES


     WHEREAS, Merrill Lynch & Co., Inc. ("ML & Co.") has entered into agreements to defer compensation with certain of its employees or the employees of its affiliates;

     WHEREAS, ML & Co. now wishes to amend and restate such agreements to increase the flexibility and benefit of such agreements to the participants therein in order to encourage the participants to continue their employment;

     NOW, THEREFORE, effective November 10, 1994, all agreements collectively known as the Merrill Lynch & Co., Inc. 1994 Deferred Compensation Agreement for a Select Group of Eligible Employees are hereby amended and restated in their entirety as set forth below:

                                   ARTICLE I

                                    GENERAL
 1.1  PURPOSE AND INTENT.

      The purpose of the Agreement is to encourage the employees who are integral to the success of the business of the Company to continue their employment by providing them with flexibility in meeting their future income needs. It is intended that this Agreement be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of ERISA, and all decisions concerning who is to be considered a member of that select group and how this Agreement shall be administered and interpreted shall be consistent with this intention.

 1.2  DEFINITIONS.

      For the purpose of the Agreement, the following terms shall have the meanings indicated.

      "Account Balance" means, as of any date, the Deferred Amounts credited to a Participant's Account, adjusted in accordance with Section 3.4 to reflect the performance of the Participant's Selected Benchmark Return Options, the Annual Charge and any payments made from the Account to the Participant prior to that date.

      "Account" means the reserve account established on the books and records of ML & Co. for each Participant to record the Participant's interest under the Agreement.

      "Adjusted Compensation" means the financial consultant incentive compensation, account executive incentive compensation, or estate planning and business insurance specialist incentive compensation, in each case exclusive of base salary, earned by a Participant during the period from October 1, 1993 to December 31 1994, and payable after January 1, 1994, as a result of the Participant's production credit level.

      "Administrator" means the Director of Human Resources of ML & Co., or his functional successor, or any other person or committee designated as Administrator of the Agreement by the MDCC.

      "Affiliate" means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

      "Agreement" means this Merrill Lynch & Co., Inc. Amended and Restated 1994 Deferred Compensation Agreement for a Select Group of Eligible Employees.

      "Agreement Year" means the Fiscal Year ending in 1995.

      "Annual Charge" means the charge to the Participant's Account provided for in Section 3.4(c).

      "Benchmark Return Options" means such Merrill Lynch mutual funds or other investment vehicles as the Administrator may from time to time designate for the purpose of indexing Accounts hereunder. In the event a Benchmark Return Option ceases to exist or is no longer to be a Benchmark Return Option, the Administrator may designate a substitute Benchmark Return Option for such discontinued option.

      "Board of Directors" means the Board of Directors of ML & Co.

      "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      "Company" means ML & Co. and all of its Affiliates.

      "Compensation" means, as relevant, a Participant's Adjusted Compensation, Variable Incentive Compensation, FCCAAP Payment and/or Sign-On Bonus. In no event shall a Participant's base pay be considered Compensation (i.e., an amount subject to deferral under this Agreement).

      "Deferral Percentage" means the percentage (which shall be in whole percentage increments and not more than 90%), specified by the Participant to be the percentage of each payment of Compensation he or she wishes to defer under the Agreement.

      "Deferred Amounts" means the amounts of Compensation actually deferred by the Participant under this Agreement.

      "Election Year" means the 1993 calendar year.

      "Eligible Compensation" means a Participant's "eligible compensation" as determined, from time to time, for purposes of ML & Co.'s Basic Group Life Insurance Plan.

      "Eligible Employee" means an employee eligible to defer amounts under this Agreement, as determined under Section 2.1 hereof.

      "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

      "FCCAAP" means the Merrill Lynch 1984 Asset Accumulation Award Plan.

      "FCCAAP Payment" means the amount of cash, if any, that would, but for deferral under this Agreement, be payable to the Participant as soon as practicable following January 1, 1995 in accordance with the terms of Section 8 of FCCAAP (including a Proportional Amount of any Forfeited Amount).

      "Fiscal Month" means the monthly period used by ML & Co. for financial accounting purposes.

      "Fiscal Year" means the annual period used by ML & Co. for financial accounting purposes.

      "Full-Time Domestic Employee" means a full-time employee of the Company paid from the Company's domestic based payroll (other than any U.S. citizen or "green card" holder who is employed outside the United States).

      "Full-Time Expatriate Employee" means a U.S. citizen or "green card" holder employed by the Company outside the United States and selected by the Administrator as eligible to participate in the Agreement (subject to the other eligibility criteria).

      "Maximum Deferral" means the whole dollar amount specified by the Participant to be the amount of Compensation he or she elects to be deferred under the Agreement.

      "MDCC" means the Management Development and Compensation Committee of the Board of Directors.

      "ML & Co." means Merrill Lynch & Co., Inc.

      "Net Asset Value" means, with respect to each Benchmark Return Option that is a mutual fund or other commingled investment vehicle for which such values are determined in the normal course of business, the net asset value, on the date in question, of the Selected Benchmark Return Option for which the value is to be determined.

      "Participant" means an Eligible Employee who has elected to defer Compensation under the Agreement.

      "Remaining Deferred Amounts" means a Participant's Deferred Amounts times a fraction equal to the number of remaining installment payments divided by the total number of installment payments.

      "Retirement" means a Participant's (i) termination of employment with the Company for reasons other than for cause on or after the Participant's 65th birthday, or (ii) resignation on or after the Participant's 55th birthday if the Participant has at least 10 years of service, or (iii) resignation at any age with the express approval of the Administrator, which will be granted only if the termination is found by the Administrator to be in, or not contrary to, the best interests of the Company.

      "Selected Benchmark Return Option" means a Benchmark Return Option selected by the Participant in accordance with Section 3.4.

      "Sign-On Bonus" means a single-sum amount paid or payable during the Agreement Year upon commencement of employment to a new Eligible Employee, in addition to base pay and other Compensation, to induce him or her to become an employee of the Company.

      "Variable Incentive Compensation" means the variable incentive compensation or office manager incentive compensation that is paid in cash to certain employees of the Company generally in January or February of the Agreement Year with respect to the prior Fiscal Year, which for purposes of this Agreement is considered earned during the Agreement Year regardless of when it is actually paid to the Participant.


                                   ARTICLE II

                                  ELIGIBILITY

 2.1  ELIGIBLE EMPLOYEES.

      (a) GENERAL RULE. An individual is an Eligible Employee if he or she (i) is a Full-Time Domestic Employee or a Full-Time Expatriate Employee, (ii) has at least $200,000 of Eligible Compensation for the Election Year, (iii) has attained at least the title of Vice President, Director or Managing Director, or holds a National Sales Management position with the Company (a "National Sales Manager"), and (iv) (A) is a financial consultant or an estate planning and business insurance specialist, who was a member in 1993 of the Chairman's Club, the Charles E. Merrill Circle, the Society of Eagles, the Falcons Club or the Win Smith Fellows, (B) is a National Sales Manager (C) is a member of the International Private Banking Group, (D) is a non-producing employee in the Senior Manager or Senior Consultant Band (Q Band) or above, or (E) is a producing employee in grade 95 or above; provided, that non-producing employees
                                          --------
 in the Director Band (R Band) or above and producing employees in grade 97 or above (or their executive equivalents) shall not be required to meet condition
 (ii) hereof, and provided, further, that employees who were 1993 Win Smith
                  --------  -------
 Fellows shall not be required to meet condition (iii) hereof.

      (b) INDIVIDUALS FIRST EMPLOYED DURING ELECTION YEAR OR AGREEMENT YEAR. Subject to the approval of the Administrator in his sole discretion, an individual who is first employed by the Company during the Election Year or the Agreement Year is an Eligible Employee if his or her Eligible Compensation is greater than $200,000 and he or she is either employed as a National Sales Manager or is to be nominated for at least the title of Vice President, Director or Managing Director at the first opportunity following his or her commencement of employment with the Company.

      (c) WAGES SUBJECT TO LEGAL PROCESS. An individual shall not, however, be an Eligible Employee if as of the deadline for submission of elections specified in Section 3.1(a) the individual's wages have been attached or are being garnished or are otherwise restrained pursuant to legal process.

                                  ARTICLE III

                          DEFERRAL ELECTIONS; ACCOUNTS

 3.1  DEFERRAL ELECTIONS.

      (a) TIMING AND MANNER OF MAKING OF ELECTIONS. An election to defer Compensation for payment in accordance with Section 5.1 shall be made by submitting to the Administrator such forms as the Administrator may prescribe. Each election submitted must specify a Maximum Deferral and a Deferral Percentage with respect to each category of Compensation to be deferred. All elections by a Participant to defer Compensation under the Agreement must be received by the Administrator or such person as he may designate for the purpose by no later than September 30, 1993; provided, however, that the
                                              --------  -------
 Eligible Employee's election to defer a Sign-On Bonus must be part of such Eligible Employee's terms and conditions of employment agreed to prior to the Eligible Employee's first day of employment with the Company.

      (b) IRREVOCABILITY OF DEFERRAL ELECTION.  Except as provided in Sections
 3.5 and 5.5, an election to defer the receipt of any Compensation made under
 Section 3.1(a) is irrevocable once submitted to the Administrator or his designee. The Administrator's acceptance of an election to defer Compensation shall not, however, affect the contingent nature of such Compensation under the plan or program under which such Compensation is payable.

      (c) APPLICATION OF ELECTION. The Participant's Deferral Percentage will be applied to each payment of Compensation to which the Participant's deferral election applies, provided, that the aggregate of the Participant's Deferred
                   --------
 Amounts shall not exceed the Participant's Maximum Deferral. If a Participant has made deferral elections with respect to more than one category of Compensation, this Section 3.1(c) shall be applied separately with respect to each such category.

 3.2  CREDITING TO ACCOUNTS.

      A Participant's Deferred Amounts will be credited to the Participant's Account, as soon as practicable (but in no event later than 90 days) after the last day of the Fiscal Month during which such Deferred Amounts would, but for deferral, have been paid and will be accounted for in accordance with Section 3.4.

 3.3  MINIMUM REQUIREMENTS FOR DEFERRAL.

      (a) MINIMUM REQUIREMENTS. Notwithstanding any other provision of this Agreement, no deferral will be effected under this Agreement with respect to a Participant if:

       (i) the Participant is not an Eligible Employee as of December 31, 1993,

       (ii) the Participant's election as applied to the Participant's Variable Incentive Compensation (determined by substituting the Election Year for the Agreement Year) or Adjusted Compensation (determined by substituting the Fiscal Year ending in 1992 for the Fiscal Year ending in 1994) would have resulted in an annual deferral of less than $15,000, or

       (iii) the greater of (A) the sum of (1) the compensation amount listed on the Participant's W-2 form for 1994 and (2) any Compensation that is accelerated which the Participant may receive in December 1993 which would have been payable in calendar year 1994 in the absence of the action of the Company to accelerate the payment, and (B) the Participant's Eligible Compensation for calendar year 1995, is less than $200,000;

 provided, that any Participant who first becomes an employee of the Company
 --------
 during the Agreement Year shall not be required to satisfy conditions (i) and
 (ii).

      (b) FAILURE TO MEET REQUIREMENTS. If any of the requirements of Section 3.3(a) are not met by a Participant, the Deferred Amounts will be paid to the Participant, without adjustment to reflect the performance of any Selected Benchmark Return Option, as soon as practicable after it has been determined that the requirement has not been met provided, however, that if the
                                       --------  -------
 Participant fails to meet the requirements of Section 3.3(a)(iii), the Participant will receive the greater of the Deferred Amounts or the Account Balance.

 3.4  BENCHMARK RETURN OPTIONS; ADJUSTMENT OF ACCOUNTS.

      (a) SELECTION OF BENCHMARK RETURN OPTIONS. Coincident with the Participant's election to defer Compensation, the Participant must select one or more Benchmark Return Options and the percentage of the Participant's Account to be adjusted to reflect the performance of each Selected Benchmark Return Option. All elections of Selected Benchmark Return Options shall be in multiples of 10% unless the Administrator determines that lower increments are administratively feasible, in which case such lower increment shall apply. A Participant may, by complying with such procedures as the Administrator may prescribe on a uniform and nondiscriminatory basis, including procedures specifying the frequency with respect to which such changes may be effected (but not more than twelve times in any calendar year), change the Selected Benchmark Return Options to be applicable with respect to his or her Account.

      (b) ADJUSTMENT OF ACCOUNTS. While each Participant's Account does not represent the Participant's ownership of, or any ownership interest in, any particular assets, the Account shall be adjusted to reflect the investment experience of the Participant's Selected Benchmark Return Options in the same manner as if investments in accordance with the Participant's elections had actually been made through the ML Benefit Services Platform and ML II Core Recordkeeping System, or any successor system used for keeping records of Participants' Accounts (the "ML II System"). In adjusting Accounts, the timing of receipt of Participant instructions by the ML II System shall control the timing and pricing of the notional investments in the Participant's Selected Benchmark Return Options in accordance with the rules of operation of the ML II System and its requirements for placing corresponding investment orders, as if orders to make corresponding investments were actually to be made, except that in connection with the crediting of Deferred Amounts to the Participant's Account and distributions from the Account, appropriate deferral allocation instructions shall be treated as received from the Participant prior to the close of transactions through the ML II System on the relevant day. Each Selected Benchmark Return Option shall be valued using the Net Asset Value of the Selected Benchmark Return Option as of the relevant day, provided, that, in
                                                              --------
 valuing a Selected Benchmark Return Option for which a Net Asset Value is not computed, the value of the security involved for determining Participants' rights under the Agreement shall be the price reported for actual transactions in that security through the ML II System on the relevant day, without giving effect to any transaction charges or costs associated with such transactions, provided, further, that, if there are no such transactions effected through the
 --------  -------
 ML II System on the relevant day, the value of the security shall be:

           (i) if the security is listed for trading on one or more national securities exchanges, the average of the high and low sale prices for that day on the principal exchange for such security, or if such security is not traded on such principal exchange on that day, the average of the high and low sales prices on such exchange on the first day prior thereto on which such security was so traded;

          (ii) if the security is not listed for trading on a national securities exchange but is traded in the over-the-counter market, the average of the highest and lowest bid prices for such security on the relevant day; or

         (iii) if neither clause (i) nor (ii) applies, the value determined by the Administrator by whatever means he considers appropriate in his sole discretion.

      (c) ANNUAL CHARGE. As of the last day of each Fiscal Year or such earlier day in December as the Administrator shall determine, an Annual Charge of 2.0% of the Participant's Deferred Amounts (exclusive of any appreciation or depreciation determined under Section 3.4 (b)) shall be applied to reduce the Account Balance (but not below zero). In the event that the Participant elects to have the Account Balance paid in installments, this Annual Charge will be charged on the Remaining Deferred Amounts after giving effect to the installment payments. In the event that the Account Balance is paid out completely during a Fiscal Year prior to the date that the Annual Charge is assessed, a pro rata Annual Charge will be deducted from amounts to be paid to
             --------
 the Participant to cover that fraction of the Fiscal Year that Deferred Amounts (or Remaining Deferred Amounts in the case of installment payments) were maintained hereunder. The Annual Charge shall be applied as a pro rata
                                                                --------
 reduction of the Account Balance indexed to each of the Participant's Selected Benchmark Return Options. In applying the Annual Charge, the pricing principles set forth in Section 3.4(b) will be followed.

 3.5  RESCISSION OF DEFERRAL ELECTION.

      (a) PRIOR TO DECEMBER 1, 1993. A deferral election hereunder may be rescinded at the request of a Participant only (i) on or before December 1, 1993, and (ii) if the Administrator, in his sole discretion and upon evidence of such basis that he finds persuasive (including a material applicable change in the Participant's U.S. Federal and/or foreign income tax rate during the period between October 1, 1993 and December 1, 1993), agrees to the rescission of the election. The Deferred Amounts will be paid to the Participant as soon as practicable subject to a reduction for any applicable withholding taxes.

      (b) ADVERSE TAX DETERMINATION. Notwithstanding the provisions of Section 3.5(a), a deferral election may be rescinded at any time if (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his sole discretion, decides, upon the Participant's request and upon evidence of the occurrence of the events described in (i) hereof that he finds persuasive, to rescind the election. Upon such rescission, the Account Balance, including any adjustment for performance of the Selected Benchmark Return Options will be paid to the Participant as soon as practicable, and no additional amounts will be deferred pursuant to this Agreement.

      (c) RESCISSION FOR AMOUNTS NOT YET EARNED. Upon the Participant's written request, the Administrator may in his sole discretion terminate any deferral elections made hereunder with respect to compensation not yet earned and no further amounts will be deferred. Amounts previously deferred will continue to be governed by the terms of this Agreement.


                                   ARTICLE IV

                     STATUS OF DEFERRED AMOUNTS AND ACCOUNT

 4.1  NO TRUST OR FUND CREATED; GENERAL CREDITOR STATUS.

      Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant's beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by the Account Balance will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Agreement, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS AGREEMENT, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

 4.2  NON-ASSIGNABILITY.

      The Participant's right or the right of any other person to the Account Balance or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Agreement, by written will, or by the laws of descent and distribution.

 4.3  EFFECT OF DEFERRAL ON BENEFITS UNDER PENSION AND WELFARE BENEFIT PLANS.

      The effect of deferral on pension and welfare benefit plans in which the Participant may be a participant will depend upon the provisions of each such plan, as amended from time to time.


                                   ARTICLE V

                               PAYMENT OF ACCOUNT

 5.1  PAYMENT DATE.

      A Participant's Account Balance will be paid by ML & Co., as elected by the Participant at the time of his or her deferral election, either in a single sum to be paid, or in the number of annual installments (not to exceed 15) chosen by the Participant to commence, as specified, (i) in the month following the month of the Participant's Retirement or death, (ii) in any month and year selected by the Participant after the end of 1994, (iii) in any month in the calendar year following the Participant's Retirement, but in no event may the date elected under clause (i), (ii) or (iii) result in payment (in the case of a single sum) or commencement of payment (in the case of installment payments) later than the month following the Participant's 70th birthday. The amount of each annual installment, if any, shall be a fraction of the Account Balance as of the last day of the month immediately preceding the month in which the payment is to be made, the numerator of such fraction shall be one and the denominator of such fraction shall be the number of remaining installments (including the installment to be made).

 5.2  TERMINATION OF EMPLOYMENT.

      (a) DEATH OR RETIREMENT. If the Participant dies or retires prior to payment, then the Account Balance will be paid to the Participant in accordance with the Participant's election (in the event of Retirement) or to the Participant's beneficiary (in the event of death) in accordance with the Participant's election of either installment payments or a lump sum, provided,
                                                                      --------
 however, that in the event that a beneficiary of the Participant's Account
 -------
 Balance is the Participant's estate or is otherwise not a natural person, the applicable portion of the Account Balance will be paid in lump sum to such beneficiary.

      (b) OTHER TERMINATION OF EMPLOYMENT. If the Participant's employment terminates at any time for any reason other than death or Retirement, the Account Balance will be paid to the Participant, in a lump sum, as soon thereafter as is practicable.

      (c) LEAVE OF ABSENCE, TRANSFER OR DISABILITY. The Participant's employment will not be considered as terminated if the Participant is on an approved leave of absence or if the Participant transfers or is transferred but remains in the employ of the Company or if the Participant is eligible to receive disability payments under the ML & Co. Basic Long-Term Disability Plan.

      (d) DISCRETION TO ALTER PAYMENT DATE. Notwithstanding the provisions of Sections 5.2(a) and (b), if the Participant's employment terminates for any reason, the Administrator may, in his sole discretion, direct that the Account Balance be paid at some other time or that it be paid in installments;

 provided, that no such direction that adversely affects the rights of the
 --------
 Participant or his or her beneficiary under this Agreement shall be implemented without the consent of the affected Participant or beneficiary. This direction may be revoked by the Administrator at any time in his sole discretion.

 5.3  WITHHOLDING OF TAXES.

      ML & Co. will deduct or withhold from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or require the Participant or the Participant's beneficiary to pay any amount, or the balance of any amount, required to be withheld.

 5.4  BENEFICIARY.

      (a) DESIGNATION OF BENEFICIARY. The Participant may designate, in a writing delivered to the Administrator or his designee before the Participant's death, a beneficiary to receive payments in the event of the Participant's death. The Participant may also designate a contingent beneficiary to receive payments in accordance with this Agreement if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant's beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

      (b) CHANGE IN BENEFICIARY. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the

 Administrator or his designee before the Participant's death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke prior such designations of the Participant's beneficiary or of the Participant's contingent beneficiary, as the case may be, under this Agreement only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

      (c) DEFAULT BENEFICIARY. Effective January 1, 1995, in the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant's death under the ML & Co. Basic Group Life Insurance Plan (the "Life Insurance Plan"). However, if an unmarried Participant does not have coverage in effect under the Life Insurance Plan, or the Participant has assigned his or her death benefit under the Life Insurance Plan, any amounts payable to the Participant's beneficiary under the Agreement will be paid to the Participant's estate.

      (d) IF THE BENEFICIARY DIES DURING PAYMENT. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant dies, but before all the payments have been made, the portion of the Account Balance to which that beneficiary was entitled will be paid as soon as practicable in one lump sum to such beneficiary's estate and not to any contingent beneficiary the Participant may have designated.

 5.5  HARDSHIP DISTRIBUTIONS.

      ML & Co. may pay to the Participant, on such terms and conditions as the Administrator may establish, such part or all of the Account Balance as he may, in his sole discretion based upon substantial evidence submitted by the Participant, determine necessary to alleviate hardship caused by an unanticipated emergency or necessity outside of the Participant's control affecting the Participant's personal or family affairs. Such payment will be made only at the Participant's written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his sole discretion. The balance of the Account, if any, will continue to be governed by the terms of this Agreement. Hardship shall be deemed to exist only on account of expenses for medical care (described in Code Section 213(d)) of the Participant, the Participant's spouse or the Participant's dependents (described in Code Section 152); payment of unreimbursed tuition and related educational fees for the Participant, the Participant's spouse or the Participant's dependents; the need to prevent the Participant's eviction from or, foreclosure on, the Participant's principal residence; unreimbursed damages resulting from a natural disaster; or such other financial need deemed by the Administrator in his sole discretion to be immediate and substantial.

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                                   ARTICLE VI

                        ADMINISTRATION OF THE AGREEMENT

 6.1  POWERS OF THE ADMINISTRATOR.

      The Administrator has full power and authority to interpret, construe, and administer this Agreement so as to ensure that it provides deferred compensation for the Participant as a member of a select group of management or highly compensated employees within the meaning of Title I of ERISA. The Administrator's interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement unless attributable to his willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.

 6.2  PAYMENTS ON BEHALF OF AN INCOMPETENT.

      If the Administrator finds that any person who is entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of the Account Balance may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

 6.3  CORPORATE BOOKS AND RECORDS CONTROLLING.

      The books and records of the Company will be controlling in the event a question arises hereunder concerning the amount of Adjusted Compensation, Incentive Compensation, FCCAAP Payment, Sign-On Bonus, Eligible Compensation, the Deferred Amounts, the Account Balance, the designation of a beneficiary, or any other matters.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

 7.1  LITIGATION.

      The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Agreement and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

 7.2  HEADINGS ARE NOT CONTROLLING.

      The headings contained in this Agreement are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

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 7.3  GOVERNING LAW.

      To the extent not preempted by applicable U.S. Federal law, this Agreement will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

 7.4  AMENDMENT AND TERMINATION.

      ML & Co., through the Administrator, reserves the right to amend or terminate this Agreement at any time, except that no such amendment or termination shall adversely affect the right of a Participant to his or her Account Balance as of the date of such amendment or termination.

 7.5  AGREEMENT BINDING ON SUCCESSORS AND ASSIGNS.

      This Agreement will be binding upon and inure to the benefit of ML & Co. and its successors and assigns; the Participant and the Participant's heirs, executors, administrators and legal representatives; and the Participant's beneficiary(ies) and the heirs, executors, administrators and legal representatives of such beneficiary(ies).

 7.6  INVALIDITY OF PROVISIONS.

      If any provision of this Agreement or the application thereof shall for any reason be invalid or unenforceable, such provision shall be limited only to the extent necessary in the circumstances to make it valid and enforceable. In any event, the remaining provisions of this Agreement will continue in full force and effect.

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